Exhibit 99.1

Contact: Ira M. Birns, Executive Vice President & Chief Financial Officer Glenn Klevitz Vice President, Treasurer & Investor Relations 305-428-8000

World Fuel Services Corporation Reports Fourth Quarter and Full Year 2020 Results

MIAMI—February 25, 2021 -- World Fuel Services Corporation (NYSE: INT)
Fourth-Quarter 2020 Highlights

•Total gross profit of $165.2 million, down 42% year-over-year
•GAAP net loss of $3.6 million, or $0.06 per diluted share
•Adjusted net income of $1.1 million, or $0.02 per diluted share
•Adjusted EBITDA of $44.6 million

Full Year 2020 Highlights

•Total gross profit of $851.8 million, down 23% year-over-year
•GAAP net income of $109.6 million, or $1.71 per diluted share
•Adjusted net income of $73.6 million, or $1.15 per diluted share
•Adjusted EBITDA of $261.4 million

“While the past year presented some of the most challenging conditions that our company and the market has ever experienced, our risk management capabilities and the resilience of our diversified business model has provided a number of near-term opportunities and our longer-term growth prospects remain strong,” stated Michael J. Kasbar, chairman and chief executive officer of World Fuel Services Corporation. “We are truly proud of our global team’s dedication and tenacity during this difficult time, delivering exceptional service to our customers in the midst of the global health and economic crisis.”

For the full year, our aviation segment generated gross profit of $352.9 million, a decrease of 36% year-over-year, driven by the decline in volume as a consequence of the depressed demand for air travel due to the coronavirus pandemic, together with a reduction in our government-related activity as a result of the drawdown of troops in Afghanistan. Our marine segment generated gross profit of $151.4 million, a decrease of 17% year-over-year, principally attributable to reduced global-economic activity as a result of the pandemic and lower average fuel prices throughout the year. Our land segment generated gross profit of $347.6 million, a decrease of 8% year-over-year, primarily due to the sale of our Multi Service business, coupled with a decline in our North American operations due to the pandemic and a reduction in government-related activity in Afghanistan.

“While the effects of COVID-19 significantly impacted our results this past year, we took swift action to reduce our costs to better align with current economic realities, mitigating the negative impact of the near-term decline in gross profit,” said Ira M. Birns, executive vice president and chief financial officer. “We also further strengthened our balance sheet by generating record operating cash flow, providing significant liquidity to fund organic growth as business activity accelerates and to make strategic investments in areas with the greatest opportunities for long-term growth and operating leverage.”

COVID-19 Update

The coronavirus pandemic has had a significant impact on the general global economy, including the aviation, land and marine transportation industries, where many of our customers have experienced a substantial decline in demand arising from efforts around the world to contain the spread of the virus. Commercial passenger airlines and cruise lines have been particularly impacted by the travel restrictions and stay-at-home orders, while various other customers in each of our segments have also been adversely affected by such restrictions, as well as the extended shutdown of various businesses and schools in affected regions.

As a result, we experienced a sharp decline in sales volume and profitability across our aviation, land and marine segments beginning in the second quarter of 2020, which persisted throughout the balance of the year. Demand showed some moderate improvement through the second half of 2020, however, our results remained well below pre-pandemic levels. Since the level of activity in our business and that of our customers has historically been driven by the level of economic activity globally, we generally expect these negative impacts to continue through 2021. Any subsequent recovery will be dependent on, among other things, further actions taken by governments and businesses to contain and combat the virus, the speed and effectiveness of vaccine development and distribution, as well as how quickly, and to what extent, normal economic and operating conditions can resume on a sustainable global basis.

In light of the significant impacts of the COVID-19 pandemic, we took a number of actions throughout 2020 to ensure the safety of our employees and other stakeholders and initiated a number of initiatives related to cost reduction, liquidity and operating efficiencies. The ultimate magnitude and duration of the adverse effects of the pandemic on our business will depend on the timing and extent to which the global economy, and our customers in the aviation, land and marine transportation industries in particular, recover from the health crisis and global economic downturn. However, we will continue to seek additional opportunities to further enhance our operating efficiencies, reduce costs and support our customers throughout this crisis and the eventual recovery.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures (collectively, the “Non-GAAP Measures”), including adjusted net income, adjusted diluted earnings per share, and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Non-GAAP Measures exclude acquisition and divestiture related expenses, restructuring costs, impairments, gains or losses on the extinguishment of debt and gains or losses on business dispositions primarily because we do not believe they are reflective of our core operating results. These changes were made to facilitate the evaluation of our current operating performance and comparisons to our past operating performance.
We believe that the Non-GAAP Measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the Non-GAAP Measures may not be comparable to the presentation of such metrics by other companies. Non-GAAP diluted earnings per common share is computed by dividing non-GAAP net income attributable to World Fuel Services and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested restricted stock units outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these Non-GAAP Measures to their most directly comparable GAAP financial measures in this press release and on our website.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs and expectations with respect to the resilience of our business model providing near-term opportunities, our expectations regarding our longer-term growth prospects and our ability to fund organic growth and make strategic investments, as well as our expectations about our ability to seek additional opportunities to enhance operating efficiencies, reduce costs and the ultimate impact of the coronavirus pandemic on us. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively manage the effects of the COVID-19 pandemic, the extent of the impact of the pandemic on ours and our customers' sales, profitability, operations and supply chains due to actions taken by governments and businesses to contain the virus, such as restrictions on travel, the speed and effectiveness of vaccine development and distribution, customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts, particularly for those customers most significantly impacted by the pandemic, sudden changes in the market price of fuel or extremely high or low fuel prices that continue for an extended period of time, the loss of, or reduced sales to a significant government customer, such as the North Atlantic Treaty Organization as a result of the ongoing troop withdrawal in Afghanistan, the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs, adverse conditions in the markets or industries in which we or our customers and suppliers operate such as the current global economic environment as a result of the coronavirus pandemic, our failure to comply with restrictions and covenants in our senior revolving credit facility and our senior term loans, including our financial covenants, our ability to effectively utilize the proceeds from the sale of the Multi Service business and derive the expected benefits, our ability to manage the changes in supply and other market dynamics in the regions where we operate, our ability to successfully execute and achieve efficiencies, our ability to achieve the expected level of benefit from any restructuring activities and cost reduction initiatives, our ability to successfully implement our growth strategy and integrate acquired businesses and recognize the anticipated benefits, unanticipated tax liabilities or adverse results of tax audits, assessments, or disputes ,our ability to capitalize on new market opportunities, risks related to the complexity of U.S. Tax Cuts and Jobs Act and any subsequently issued regulations and our ability to accurately predict the impact on our effective tax rate and future earnings, our ability to effectively leverage technology and operating systems and realize the anticipated benefits, potential liabilities and the extent of any insurance coverage, actions that may be taken under the new administration in the U.S. that increase costs or otherwise negatively impact ours or our customers and suppliers businesses, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, particularly as a result of seasonality, supply disruptions, border closures and other logistical difficulties that can arise when sourcing and delivering fuel in areas that are actively engaged in war or other military conflicts, our failure to effectively hedge certain financial risks associated with the use of derivatives, uninsured losses, the impact of climate change and natural disasters, adverse results in legal disputes, and other risks detailed from time to time in our SEC filings. In addition, other current or potential risks and uncertainties related to the coronavirus pandemic include, but are not limited to: disruptions resulting from office and facility closures, reductions in operating hours, and changes in operating procedures, including additional cleaning and disinfecting procedures, possible infections or quarantining of our employees which could impact our ability to service our customers or operate our business, notices from customers, suppliers and other third parties asserting force majeure or other bases for their non-performance, losses on hedging transactions with customers arising from the decline in fuel prices and their inability to benefit from the reduced cost of fuel due to substantial reductions in their operations, heightened risk of cybersecurity issues as digital technologies may become more vulnerable and experience a higher rate of cyber-attacks in a remote connectivity environment, reduction of our global workforce to adjust to market conditions, including increased costs associated with severance payments, retention issues, and an inability to hire employees when market conditions improve, the impact of asset impairments, including any impairment of the carrying value of our goodwill in our aviation and land segments, as well as other accounting charges if expected future demand for our products and services materially decreases, a structural shift in the global economy and its demand for fuel and related products and services as a result of changes in the way people work, travel and interact, or in connection with a global recession. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement advisory services, supply fulfillment and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.
For more information, call 305-428-8000 or visit www.wfscorp.com.
-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	As of
	December 31,	December 31,
	2020	2019
Assets:
Current assets:
Cash and cash equivalents	$658.8	$186.1
Accounts receivable, net of allowance for credit losses of $53.8 million and $35.5 million as of December 31, 2020 and 2019, respectively	1,238.4	2,891.9
Inventories	344.3	593.3
Prepaid expenses	51.1	80.6
Short-term derivative assets, net	66.4	59.5
Other current assets	280.4	358.8
Total current assets	2,639.3	4,170.1
Property and equipment, net	342.6	360.9
Goodwill	858.6	843.7
Identifiable intangible and other non-current assets	659.8	617.7
Total assets	$4,500.3	$5,992.4
Liabilities:
Current liabilities:
Current maturities of long-term debt	$22.9	$54.1
Accounts payable	1,214.7	2,602.7
Customer deposits	155.8	126.7
Accrued expenses and other current liabilities	290.6	378.9
Total current liabilities	1,684.0	3,162.4
Long-term debt	501.8	574.7
Non-current income tax liabilities, net	215.5	210.1
Other long-term liabilities	186.1	151.3
Total liabilities	2,587.4	4,098.5
Commitments and contingencies
Equity:
World Fuel shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 62.9 and 65.2 issued and outstanding as of December 31, 2020 and 2019, respectively	0.6	0.7
Capital in excess of par value	204.6	274.7
Retained earnings	1,836.7	1,761.3
Accumulated other comprehensive loss	(132.6)	(146.3)
Total World Fuel shareholders' equity	1,909.3	1,890.4
Noncontrolling interest	3.6	3.5
Total equity	1,912.9	1,893.9
Total liabilities and equity	$4,500.3	$5,992.4

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$4,702.1	$9,358.1	$20,358.3	$36,819.0
Cost of revenue	4,536.9	9,071.5	19,506.5	35,707.0
Gross profit	165.2	286.6	851.8	1,112.0
Operating expenses:
Compensation and employee benefits	77.2	123.4	366.9	470.4
General and administrative	62.1	89.3	311.1	322.2
Asset impairments	7.0	—	25.6	—
Restructuring charges	2.6	13.4	10.3	19.7
	148.8	226.1	714.0	812.3
Income from operations	16.4	60.5	137.9	299.7
Non-operating income (expenses), net:
Interest expense and other financing costs, net	(10.9)	(14.8)	(44.9)	(73.9)
Other income (expense), net	(6.2)	11.8	68.8	11.5
	(17.1)	(3.0)	23.9	(62.4)
Income (loss) before income taxes	(0.7)	57.5	161.7	237.3
Provision for income taxes	3.0	0.7	52.1	56.2
Net income (loss) including noncontrolling interest	(3.8)	56.8	109.6	181.1
Net income (loss) attributable to noncontrolling interest	(0.2)	0.3	0.1	2.2
Net income (loss) attributable to World Fuel	$(3.6)	$56.5	$109.6	$178.9

Basic earnings per common share	$(0.06)	$0.86	$1.72	$2.71

Basic weighted average common shares	63.4	65.3	63.7	66.1

Diluted earnings per common share	$(0.06)	$0.86	$1.71	$2.69

Diluted weighted average common shares	63.4	65.9	64.0	66.5

Comprehensive income:
Net income (loss) including noncontrolling interest	$(3.8)	$56.8	$109.6	$181.1
Other comprehensive income (loss):
Foreign currency translation adjustments	26.8	25.5	13.8	8.2
Cash flow hedges, net of income tax benefit of $2.4 and benefit of $6.4 for the three months ended December 31, 2020 and 2019, respectively, and net of income tax benefit of $0.0 and benefit of $8.7 for the twelve months ended December 31, 2020 and 2019, respectively	(7.1)	(18.7)	(0.1)	(25.5)
Other comprehensive income (loss)	19.7	6.9	13.7	(17.3)
Comprehensive income (loss) including noncontrolling interest	16.0	63.7	123.3	163.7
Comprehensive income (loss) attributable to noncontrolling interest	—	(1.2)	—	(2.7)
Comprehensive income (loss) attributable to World Fuel	$16.0	$64.8	$123.3	$166.5

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss) including noncontrolling interest	$(3.8)	$56.8	$109.6	$181.1
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	19.5	23.2	85.8	87.4
Provision for bad debt	5.8	6.3	63.7	25.9
Share-based payment award compensation costs	(3.3)	11.3	(0.9)	23.6
Deferred income tax expense (benefit)	(6.5)	1.9	(14.4)	3.3
Restructuring charges	—	12.6	0.3	12.6
Foreign currency (gains) losses, net	0.5	11.3	0.6	10.8
Gain on sale of business	—	(13.9)	(80.0)	(13.9)
Other	(10.2)	(2.0)	1.9	(1.8)
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	16.7	(185.3)	1,300.3	(164.1)
Inventories	(48.4)	(7.8)	251.0	(61.3)
Prepaid expenses	5.5	(10.6)	28.1	(17.8)
Short-term derivative assets, net	61.4	4.8	(6.9)	132.0
Other current assets	(9.2)	5.6	63.2	(52.8)
Cash collateral with counterparties	(1.7)	(39.5)	44.2	(42.7)
Other non-current assets	(1.2)	5.5	(8.7)	33.6
Accounts payable	97.6	107.1	(1,223.9)	143.7
Customer deposits	34.1	11.9	23.6	8.1
Accrued expenses and other current liabilities	(56.1)	(32.1)	(87.6)	(91.9)
Non-current income tax, net and other long-term liabilities	12.5	93.0	54.3	12.8
Total adjustments	117.3	3.3	494.5	47.7
Net cash provided by (used in) operating activities	113.5	60.1	604.1	228.8
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	—	(128.6)	—
Proceeds from sale of business, net of divested cash	(8.8)	30.8	259.6	30.8
Capital expenditures	(5.8)	(21.3)	(51.3)	(80.9)
Other investing activities, net	0.6	(4.9)	(6.9)	(0.4)
Net cash provided by (used in) investing activities	(14.0)	4.6	72.8	(50.5)
Cash flows from financing activities:
Borrowings of debt	0.4	549.3	2,095.4	5,001.7
Repayments of debt	(4.6)	(611.8)	(2,207.4)	(5,080.2)
Dividends paid on common stock	(6.3)	(6.5)	(25.6)	(21.1)
Repurchases of common stock	(12.7)	—	(68.3)	(65.4)
Other financing activities, net	(1.0)	(32.8)	(7.1)	(39.9)
Net cash provided by (used in) financing activities	(24.2)	(101.8)	(213.0)	(204.9)
Effect of exchange rate changes on cash and cash equivalents	10.8	4.8	8.8	1.0
Net increase (decrease) in cash and cash equivalents	86.0	(32.4)	472.7	(25.6)
Cash and cash equivalents, as of the beginning of the period	572.7	218.5	186.1	211.7
Cash and cash equivalents, as of the end of the period	$658.8	$186.1	$658.8	$186.1

WORLD FUEL SERVICES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
Non-GAAP financial measures and reconciliation:	2020	2019	2020	2019
Net income (loss) attributable to World Fuel	$(3.6)	$56.5	$109.6	$178.9
Loss on extinguishment of debt	—	—	—	0.5
Acquisition and divestiture related expenses	(0.9)	1.4	1.8	2.4
Gains on sale of business	—	(13.9)	(80.0)	(13.9)
Asset impairments	6.9	—	25.5	—
Restructuring charges	2.6	13.4	10.3	19.7
Income tax impacts	(4.0)	(0.2)	6.3	(2.0)
Adjusted net income (loss) attributable to World Fuel	$1.1	$57.2	$73.6	$185.6

Diluted earnings (loss) per common share	$(0.06)	$0.86	$1.71	$2.69
Loss on extinguishment of debt	—	—	—	0.01
Acquisition and divestiture related expenses	(0.01)	0.02	0.03	0.04
Gains on sale of business	—	(0.21)	(1.25)	(0.21)
Asset impairments	0.11	—	0.40	—
Restructuring charges	0.04	0.20	0.16	0.30
Income tax impacts	(0.06)	—	0.10	(0.03)
Adjusted diluted earnings (loss) per common share	$0.02	$0.87	$1.15	$2.79

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
Non-GAAP financial measures and reconciliation:	2020	2019	2020	2019
Income from operations	$16.4	$60.5	$137.9	$299.7
Depreciation and amortization	19.5	23.2	85.8	87.4
Acquisition and divestiture related expenses	(0.9)	1.4	1.8	2.4
Asset impairments	6.9	—	25.5	—
Restructuring charges	2.6	13.4	10.3	19.7
Adjusted EBITDA (1)	$44.6	$98.5	$261.4	$409.2

(1)The Company defines adjusted EBITDA as income from operations, excluding the impact of depreciation and amortization, and items that are considered to be non-operational and not representative of our core business, including those associated with acquisition and divestiture related expenses, asset impairments, and restructuring charges.

WORLD FUEL SERVICES CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
Revenue:	2020	2019	2020	2019
Aviation segment	$1,798.6	$4,698.7	$8,179.6	$18,479.5
Land segment	1,714.3	2,568.5	6,663.1	10,280.9
Marine segment	1,189.3	2,090.8	5,515.7	8,058.5
	$4,702.1	$9,358.1	$20,358.3	$36,819.0
Gross profit:
Aviation segment	$70.3	$139.8	$352.9	$551.6
Land segment	72.2	90.3	347.6	378.9
Marine segment	22.8	56.6	151.4	181.5
	$165.2	$286.6	$851.8	$1,112.0
Income from operations:
Aviation segment	$17.3	$68.5	$84.5	$283.9
Land segment	18.4	8.8	72.6	55.0
Marine segment	3.1	22.9	58.5	67.1
	38.8	100.2	215.6	406.1
Corporate overhead - unallocated	(22.4)	(39.7)	(77.8)	(106.4)
	$16.4	$60.5	$137.9	$299.7

SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
Volume (Gallons):	2020	2019	2020	2019
Aviation Segment	1,144.0	2,207.4	4,694.1	8,496.6
Land Segment (1)	1,272.0	1,424.5	5,062.8	5,450.4
Marine Segment (2)	1,112.8	1,340.0	4,611.8	5,518.8
Consolidated Total	3,528.7	4,971.9	14,368.8	19,465.8

(1)Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (kWh) for our World Kinect power business.
(2)Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 4.2 and 17.5 for the three and twelve months ended December 31, 2020.

CONTACT:
World Fuel Services Corporation
Ira M Birns, 305-428-8000
Executive Vice President & Chief Financial Officer

Glenn Klevitz, 305-428-8000
Vice President, Treasurer & Investor Relations